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                                                                  EXHIBIT 99.j-1







                         CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Partners
Domini Social Index Portfolio

We consent to the use of our report for the Domini Social Index Portfolio, dated September 7, 2001, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" and "Auditors" in the prospectus and "Independent Auditors" in the statement of additional information.



                                             KPMG LLP


Boston, Massachusetts
November 28, 2001